UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2015

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Registrant is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K as filed with the Securities and Exchange Commission (SEC) on November 16, 2015, in order to replace Exhibit 2.2.  Accordingly, the Registrant hereby amends and replaces in its entirety its Form 8-K as filed with the SEC on November 16, 2015 (Items 8.01 and 9.01).  Other than as noted above, no other changes or revisions were made to the original 8-K filing.

Item 8.01.      Other Events.

On November 16, 2015, Liberty Global plc, a public limited company organized under English law (the “Company”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers disclosing the terms of a recommended offer (the “Offer”) by the Company to acquire all of the outstanding and to be issued share capital of Cable & Wireless Communications plc, a public limited company organized under English law (“CWC”), in exchange for certain classes of the Company’s ordinary shares and a special dividend to be paid to the CWC shareholders (the “Acquisition”).

In connection with the Acquisition, the Company and CWC also entered into a Co-operation Agreement (the “Co-operation Agreement”), as described in the Rule 2.7 Announcement and summarized below.

Rule 2.7 Announcement

On November 16, 2015, the Company issued the Rule 2.7 Announcement disclosing the terms of the Offer, pursuant to which the CWC shareholders will receive certain classes of the Company’s ordinary shares and a special dividend in the amount of 3.00 pence per CWC share upon closing (the “Special Dividend”). The share consideration payable to CWC shareholders will be comprised of up to approximately 31.7 million Liberty Global Class A Ordinary Shares (“Liberty Global Class A Shares”); 77.5 million Liberty Global Class C Ordinary Shares (“Liberty Global Class C Shares”); 3.6 million LiLAC Class A Ordinary Shares (“LiLAC Class A Shares”); and 8.9 million LiLAC Class C Ordinary Shares (“LiLAC Class C Shares”). The Offer includes three alternative proposals which CWC shareholders can elect to receive, subject to certain conditions, as summarized below and as described in detail in the Rule 2.7 Announcement. The actual value received by each CWC shareholder will depend upon the election made by such shareholder.

•
Under the first proposal (the “Recommended Offer”), CWC shareholders will receive as consideration a fixed amount of Liberty Global Class A Shares and Liberty Global Class C Shares, with a right to elect to receive LiLAC Class A Shares and LiLAC Class C Shares in lieu of certain of the Liberty Global Class A Shares and Liberty Global Class C Shares to which they would be entitled under this option, subject to pro-ration. The CWC directors have unanimously recommended this Recommended Offer and the independent CWC directors who hold CWC shares have irrevocable undertaken to elect the Recommended Offer.

•
Under the other two other proposals (the “Alternative Proposals”), CWC shareholders will receive as consideration fixed combinations of Liberty Global Class A Shares, Liberty Global Class C Shares, LiLAC Class A Shares and LiLAC Class C Shares in different proportions. The former majority shareholders of Columbus International Inc. - Columbus Holding LLC, CVBI Holdings (Barbados) Inc., Clearwater Holdings (Barbados) Limited and Brendan Paddick - have agreed to elect for the Alternative Proposals.

Under each proposal, CWC shareholders will also be eligible to receive the Special Dividend. In no event will the amount of consideration paid by the Company increase as a result of CWC shareholders making any of the foregoing elections, as the maximum number of consideration shares is fixed.

Under the terms of the Offer, the Acquisition will be implemented by way of a two-step, integrated process comprising a court sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the UK Companies Act of 2006, as amended (the “Companies Act”) followed by a merger of CWC with a newly formed subsidiary of the Company under the (United Kingdom) Companies (Cross-Border Mergers) Regulations 2007 (SI 2007/2974) and Part 3A of Title 7 of Book 2 of the Dutch Civil Code.

 The Acquisition will be conditioned upon, among other things, (i) the sanction of the Scheme by the High Court of Justice, Chancery Division (Companies Court) in England and Wales (the “High Court”) and the requisite delivery of the High Court’s order sanctioning the Scheme to the Registrar of Companies in England and Wales, (ii) approval of the Scheme by the holders of at least a majority in number representing at least 75% of the issued share capital of CWC present at a shareholder meeting and approval of related resolutions by the requisite majority of the issued share capital of CWC present at a further shareholder meeting (excluding shares held by the Company, if any) and the sanction of the High Court of England and Wales, (iii) approval of (a) the issuance of the Liberty Global Class A Shares, Liberty Global Class C Shares, LiLAC Class A Shares and LiLAC Class C Shares in connection with the Acquisition and (b) the substantial property transaction pursuant to the Companies Act between the Company and Columbus Holding LLC, being a CWC shareholder and a company connected with the Company’s Chairman, arising out of the Acquisition, by a majority of those entitled to vote exceeding 50 per cent. of the votes cast at the Company’s general meeting of shareholders; and (iv) the receipt of certain antitrust and regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The conditions to the Acquisition are set out in full in the Rule 2.7 Announcement. It is expected that, subject to the satisfaction or waiver of all relevant conditions, the Acquisition will be completed in the second quarter of 2016.

The Company reserves the right (with the consent of the U.K. Panel on Takeovers and Mergers) to elect in accordance with the Co-operation Agreement to implement the Acquisition by way of a takeover offer as an alternative to the Scheme.

Co-operation Agreement

On November 16, 2015, the Company and CWC entered into the Co-operation Agreement, pursuant to which the Company has agreed to provide its reasonable co-operation to CWC and its advisers, and to use its reasonable endeavors, to satisfy the Conditions as promptly as possible following the date of the Co-operation Agreement and, in any event, by the later of: (i) May 31, 2016; (ii) if the condition related to clearance from the United States Federal Communications Commission has not been satisfied by May 31, 2016, December 16, 2016; and (iii) such later date as may be agreed by the Company and CWC and approved by the High Court (the “Long Stop Date”).

Each of the Company and CWC has undertaken, among other things, to co-operate with each other and to use reasonable endeavors to provide information and assistance in relation to filings, notifications or submissions to be made in connection with implementing the Acquisition and obtaining clearances. In addition, the Company has undertaken to provide assistance in connection with the preparation of the Scheme document and implementation of the Scheme.

The Co-operation Agreement records the Company’s and CWC’s intention to implement the Acquisition by way of the Scheme, subject to the ability of the Company to implement the Acquisition by way of a takeover offer as an alternative to the Scheme: (i) with CWC’s consent; (ii) if a third party announces a firm intention to make an offer for all or part of the issued and to be issued share capital of CWC; or (iii) if the CWC directors withdraw or modify their unanimous and unconditional recommendation of the Scheme. In such an event a takeover offer will be implemented on the same terms (subject to appropriate amendments and to the terms of the Co-operation Agreement), so far as applicable, as those which would apply to the Scheme.

By way of compensation for any loss suffered by CWC in connection with the preparation and negotiation of the Offer and the documents relating to it, the Company agreed in the Co-operation Agreement to pay to CWC $50 million if, on or prior to the Long Stop Date, the Company:

•
withdraws, modifies or qualifies its unanimous (other than in the case of John Malone, who will not vote on the recommendation) and unconditional recommendation that the Company’s shareholders vote in favor of the Acquisition (the “Company Recommendation”); or

•
does not (or announces that it will not) include the Company Recommendation in the proxy statement to be filed with the SEC and expected to be sent by the Company to the Company’s shareholders around the same time as the Scheme document is sent to CWC shareholders, which will include a notice convening the Company’s general meeting of shareholders (the “Proxy Statement”); or

•	under certain conditions, fails to convene its shareholders’ meeting prior to the Long Stop Date.

The Co-operation Agreement also contains provisions that will apply in respect of certain employee-related matters.

Further information relating to the Co-operation Agreement is contained in the Rule 2.7 Announcement.

Press Release

On November 16, 2015, the Company issued a press release announcing the terms of the Offer by the Company to acquire all of the outstanding and to be issued share capital of CWC in exchange for certain classes of the Company’s ordinary shares and the Special Dividend. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference. In addition, the Company’s President and Chief Executive Officer sent an e-mail communication to employees regarding the transaction attaching the press release and Rule 2.7 Announcement.

The foregoing summaries of the Offer, the Acquisition, the Rule 2.7 Announcement, the Co-operation Agreement and the press release do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Rule 2.7 Announcement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K, the full text of the Co-operation Agreement, which is attached as Exhibit 2.2 to this Current Report on Form 8-K, and the full text of the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and each of these exhibits is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Rule 2.7 Announcement, dated November 16, 2015.

2.2	Co-operation Agreement, dated November 16, 2015, between Liberty Global plc and Cable & Wireless Communications plc.

99.1 99.2	Press Release dated November 16, 2015. Employee Communication dated November 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: November 18, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1	Rule 2.7 Announcement, dated November 16, 2015.

2.2	Co-operation Agreement, dated November 16, 2015, between Liberty Global plc and Cable & Wireless Communications plc.

99.1 99.2	Press Release dated November 16, 2015. Employee Communication dated November 16, 2015